Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FIRST QUARTER 2017 RESULTS
Revenue Up 26% to $93.0 million
Seat Bookings of 12,100

PLEASANTON, Calif. - April 27, 2017 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Revenue of $93.0 million, up 26% from $73.6 million in 2016

•	Net income of $9.6 million[1], up from $2.5 million in 2016

•	Adjusted EBITDA of $20.8 million, up 33% from $15.6 million in 2016

•	12,100 Encompass seats booked

“We had a very productive first quarter and are on track for a solid year,” said Jonathan Corr, president and CEO of Ellie Mae. “Revenue increased 26% and seat bookings were strong at 12,100. While industrywide mortgage volume declined by 34% from the fourth quarter, lenders of all sizes continue to see the value of our Encompass Lending Platform as demonstrated by our Q1 seat bookings.”

“Excitement for our platform was on full display this March in Las Vegas at our annual user conference, Experience, which sold out with over 3,000 attendees, an increase of over 30% from last year. At the event, we introduced our Connect Suite of Products, including, Consumer, TPO, Loan Officer and Developer Connect, which all leverage our new open, secure and scalable architecture so that lenders and partners can work together on our platform more efficiently and seamlessly. We also previewed Encompass NG, which will roll out progressively through 2018, as well as the direction of our data driven initiatives, as we focus on driving further innovation.”

Financial Results
Total revenue for the first quarter of 2017 was $93.0 million, compared to $73.6 million for the first quarter of 2016. Net income for the first quarter of 2017 was $9.6 million1, or $0.27 per diluted share, compared to $2.5 million, or $0.08 per diluted share, for the first quarter of 2016. First quarter 2017 net income reflects the impact of changes to the GAAP tax treatment of stock compensation benefits.

________________
1 Please see paragraph titled, “Note Regarding Employee Share-Based Payment Accounting Standard.”

On a non-GAAP basis, adjusted net income for the first quarter of 2017 was $8.9 million, or $0.25 per diluted share, compared to $7.6 million, or $0.24 per diluted share, for the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 was $20.8 million, compared to $15.6 million for the first quarter of 2016. GAAP and non-GAAP per share results for the quarter ended March 31, 2017 include the effect of an additional 3.2 million shares from the follow-on offering in August 2016.

In the first quarter of 2017, the Company began presenting adjusted net income including non-GAAP tax adjustment effects to conform to the Compliance and Disclosure Interpretations published by the U.S. Securities and Exchange Commission in May of 2016 on non-GAAP measures. Adjusted net income for the prior year period was also adjusted to reflect the tax effects for comparison purposes. Details of the impact on prior year periods are included in the financial data sheet posted to the investor relations section of Ellie Mae’s website.

Second Quarter and Full Year 2017 Financial Outlook
For the second quarter of 2017, our revenue is expected to be in the range of $109.0 million to $111.0 million. Net income is expected to be in the range of $15.7 million to $16.4 million, or $0.43 to $0.45 per diluted share. Adjusted net income is expected to be in the range of $18.2 million to $19.2 million, or $0.50 to $0.53 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $37.5 million to $39.1 million. Per share guidance assumes a weighted average share count of approximately 36 million.

For the full year 2017, revenue is expected to be in the range of $433.0 million to $440.0 million. Net income is expected to be in the range of $50.0 million to $55.0 million, or $1.37 to $1.49 per diluted share. Adjusted net income is expected to be in the range of $65.6 million to $70.7 million, or $1.79 to $1.92 per diluted share, which reflects the tax adjustment. Adjusted EBITDA is expected to be in the range of $139.5 million to $147.4 million. Per share guidance assumes a weighted average share count of approximately 37 million.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its first quarter 2017 results today, April 27, 2017, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 888-334-3020 or 719-457-2506 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through May 11, 2017 by dialing 888-203-1112 or 719-457-0820 and entering access code 9702841.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets as well as the income tax effects of the adjustments. EBITDA consists of net income plus depreciation, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of intangible assets that are included in cost of revenues. Free cash flow consists of net cash used in operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The income tax effects are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow are included in the tables below.

Note Regarding Employee Share-Based Payment Accounting Standard
In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"), which addresses, among other items, the accounting for income taxes, forfeitures and cash flow presentation. Under ASU 2016-09, excess tax benefit generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital, but are instead recognized as an income tax benefit. Ellie Mae adopted this amendment in accounting for income taxes effective January 1, 2017 and recognized a benefit to GAAP net income of $6.5 million for the first quarter of 2017.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Mortgage lenders of all sizes use Ellie Mae’s Encompass® all-in-one mortgage management solution, Mavent Compliance Service, and AllRegs research, reference and education resources to improve compliance, loan quality and efficiency across the entire mortgage lifecycle. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA, and adjusted net income for the second quarter and fiscal year 2017. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2016 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2017 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$334,926	$380,907
Short-term investments	58,809	41,841
Accounts receivable, net of allowance for doubtful accounts of $45 and $45 as of March 31, 2017 and December 31, 2016, respectively	39,870	39,358
Prepaid expenses and other current assets	16,182	15,209
Total current assets	449,787	477,315
Property and equipment, net	141,716	126,297
Long-term investments	54,241	45,931
Intangible assets, net	16,211	17,289
Deposits and other assets	23,855	10,138
Goodwill	74,547	74,547
Total assets	$760,357	$751,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,843	$15,942
Accrued and other current liabilities	19,859	39,809
Deferred revenue	19,811	23,126
Total current liabilities	56,513	78,877
Leases payable, net of current portion	55	85
Other long-term liabilities	12,502	17,647
Total liabilities	69,070	96,609

Stockholders' equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 34,063,216 and 33,685,649 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	624,275	612,098
Accumulated other comprehensive loss	(161)	(219)
Retained earnings	67,170	43,026
Total stockholders' equity	691,287	654,908
Total liabilities and stockholders' equity	$760,357	$751,517

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2017	2016
Revenues	$93,002	$73,625
Cost of revenues(1)	34,768	26,631
Gross profit	58,234	46,994
Operating expenses:
Sales and marketing(1)	19,380	15,287
Research and development(1)	17,407	12,453
General and administrative(1)	16,942	15,731
Total operating expenses	53,729	43,471
Income from operations	4,505	3,523
Other income, net	501	199
Income before income taxes	5,006	3,722
Income tax provision (benefit)	(4,593)	1,216
Net income	$9,599	$2,506
Net income per share of common stock:
Basic	$0.28	$0.09
Diluted	$0.27	$0.08
Weighted average common shares used in computing net income per share of common stock:
Basic	33,702,109	29,471,214
Diluted	35,609,459	31,080,314

Net income	$9,599	$2,506
Other comprehensive income, net of taxes
Unrealized gain on investments	58	328
Comprehensive income	$9,657	$2,834

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$1,444	$970
Sales and marketing	1,176	878
Research and development	1,861	1,504
General and administrative	3,370	3,338
	$7,851	$6,690

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,599	$2,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,339	3,954
Amortization of intangible assets	1,078	1,457
Stock-based compensation expense	7,851	6,690
Deferred income taxes	(4,647)	1,172
Loss on disposal of property and equipment	—	5
Amortization (accretion) of investments	(164)	239
Changes in operating assets and liabilities:
Accounts receivable, net	(511)	(10,906)
Prepaid expenses and other current assets	(973)	(1,598)
Deposits and other assets	(89)	(1,565)
Accounts payable	1,860	625
Accrued, other current and other liabilities	(19,442)	(13,817)
Deferred revenue	(3,323)	1,178
Net cash used in operating activities	(1,422)	(10,060)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(11,327)	(13,298)
Acquisition of internal-use software	(11,439)	(7,112)
Purchases of investments	(38,907)	(18,971)
Maturities of investments	13,851	18,094
Sale of investments	—	20,000
Net cash used in investing activities	(47,822)	(1,287)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(111)	(868)
Proceeds from issuance of common stock under employee stock plans	7,283	6,719
Payment of issuance costs relating to common stock issued in public offering	(15)	—
Tax payments related to shares withheld for vested restricted stock units	(3,894)	(360)
Net cash provided by financing activities	3,263	5,491
NET DECREASE IN CASH AND CASH EQUIVALENTS	(45,981)	(5,856)
CASH AND CASH EQUIVALENTS, Beginning of period	380,907	34,396
CASH AND CASH EQUIVALENTS, End of period	$334,926	$28,540
Supplemental disclosure of cash flow information:
Cash paid for interest	$305	$79
Cash paid for income taxes	$63	$97
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$5,001	$2,036
Stock-based compensation capitalized to property and equipment	$937	$488

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2017	2016
Net income	$9,599	$2,506
Depreciation and amortization	7,339	3,954
Amortization of intangible assets	1,078	1,457
Other income, net	(501)	(199)
Income tax provision (benefit)	(4,593)	1,216
EBITDA	12,922	8,934

Stock-based compensation expense	7,851	6,690
Adjusted EBITDA	$20,773	$15,624

Gross profit	$58,234	$46,994
Stock-based compensation expense(1)	1,444	970
Amortization of intangible assets(1)	767	1,139
Adjusted gross profit	$60,445	$49,103

Net income	$9,599	$2,506
Stock-based compensation expense	7,851	6,690
Amortization of intangible assets	1,078	1,457
Income tax effects of adjustments(2)	(9,605)	(3,084)
Adjusted net income(2)	$8,923	$7,569

Shares used to compute adjusted net income per share
Basic	33,702,109	29,471,214
Diluted	35,609,459	31,080,314

Adjusted net income per share
Basic	$0.26	$0.26
Diluted	$0.25	$0.24

Net cash used in operating activities	$(1,422)	$(10,060)
Acquisition of property and equipment and internal-use software, net	(22,766)	(20,410)
Free cash flow	$(24,188)	$(30,470)

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of intangible assets.

(2) The prior period amount has been adjusted to include the tax effects of the adjustments to net income to conform to the current period presentation.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Second Quarter 2017 Projected Range		Fiscal 2017 Projected Range
Net Income	$15,700	$16,400	$50,000	$55,000

Depreciation and amortization	9,900	9,900	39,000	39,000
Amortization of intangible assets	1,100	1,100	4,400	4,400
Income tax provision/other	1,900	2,300	7,600	9,000
EBITDA	28,600	29,700	101,000	107,400

Stock-based compensation expense	8,900	9,400	38,500	40,000
Adjusted EBITDA	$37,500	$39,100	$139,500	$147,400

Net Income	$15,700	$16,400	$50,000	$55,000
Stock-based compensation expense	8,900	9,400	38,500	40,000
Amortization of intangible assets	1,100	1,100	4,400	4,400
Income tax effects of adjustments	(7,500)	(7,700)	(27,300)	(28,700)
Adjusted net income	$18,200	$19,200	$65,600	$70,700

Shares used to compute non-GAAP net income per share
Basic	34,300,000	34,500,000	34,500,000	34,800,000
Diluted	36,100,000	36,300,000	36,600,000	36,800,000

Projected net income per share
Basic	$0.46	$0.48	$1.45	$1.58
Diluted	$0.43	$0.45	$1.37	$1.49

Adjusted net income per share
Basic	$0.53	$0.56	$1.90	$2.03
Diluted	$0.50	$0.53	$1.79	$1.92